                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        PREMIER INDUSTRIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        PREMIER INDUSTRIAL CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

LOGO      PREMIER INDUSTRIAL CORPORATION
          4500 EUCLID AVE. - PO. BOX 94884 - CLEVELAND, OHIO 44101-4884 - (216) 381-8300


August 23, 1995



      TO OUR
SHAREHOLDERS

We cordially invite you to attend the Annual Meeting of Shareholders which will be held at the SHERATON CLEVELAND CITY CENTRE HOTEL, 777 St. Clair Avenue, Cleveland, Ohio on TUESDAY, OCTOBER 10, 1995 at 11:00 A.M. Eastern Daylight Time.

Exhibits will open at 10:30 a.m. At that time, you will have an opportunity to meet and talk with Directors and officers.

The Notice of Meeting and Proxy Statement on the following pages contain information as to matters to be acted upon, and your Directors' recommendations as to your vote on each. We urge you to review the Proxy Statement carefully. Following the formal business of the meeting, we will review with you our current developments and outlook.

Your continuing interest in Premier is appreciated, and we hope you will find it possible to attend the meeting. Should you be unable to do so, we ask your assistance in signing and returning the enclosed proxy card promptly.


                                                Sincerely,


                                                Morton L. Mandel
                                                Chairman of the Board

LOGO      PREMIER INDUSTRIAL CORPORATION
          4500 EUCLID AVE. - PO. BOX 94884 - CLEVELAND, OHIO 44101-4884 - (216) 381-8300


August 23, 1995


   NOTICE OF
      ANNUAL
  MEETING OF
SHAREHOLDERS

The Annual Meeting of Shareholders of Premier Industrial Corporation will be held at 11:00 A.M., Eastern Daylight Time, on TUESDAY, OCTOBER 10, 1995 at the SHERATON CLEVELAND CITY CENTRE HOTEL, 777 St. Clair Avenue, Cleveland, Ohio for the following purposes:

1. To fix the number of Directors at ten and to elect ten Directors for the ensuing year;

2. To consider and vote on a proposal to approve the 1973 Stock Option Plan for Management Employees, as Amended and Restated as of June 6, 1995;

3. To consider and vote on a proposal to approve the Director Stock Option
   Plan;

4. To ratify the appointment of KPMG Peat Marwick LLP, as independent auditors for the fiscal year ending May 31, 1996; and

5. To consider and act on such other matters as may properly come before the meeting or any adjournment thereof.


Holders of Common Stock of the Corporation of record at the close of business on August 11, 1995 will be entitled to vote at the Annual Meeting. Shareholders who are unable to attend the meeting in person are urged to date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible to assure that their shares are represented at the meeting.


                             By Order of the Board of Directors


                             Howard P. Frank
                             Secretary

LOGO      PREMIER INDUSTRIAL CORPORATION
          4500 EUCLID AVE. - PO. BOX 94884 - CLEVELAND, OHIO 44101-4884 - (216) 381-8300


August 23, 1995



    PROXY
STATEMENT

The accompanying proxy is solicited by the Board of Directors of Premier Industrial Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on October 10, 1995 (the "Annual Meeting").

Holders of Common Stock of record at the close of business on August 11, 1995 will be entitled to vote at the meeting. On that date, 83,491,745 shares of Common Stock of the Corporation, without par value ("Common Stock"), were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters to come before the meeting.

This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on August 23, 1995.

If you are a participant in the Premier Dividend Reinvestment Plan, you will not receive an additional form of proxy from National City Bank. Rather, the shares held in your dividend reinvestment account will be voted in the same manner as your vote on the enclosed proxy card.

ELECTION OF
  DIRECTORS

A proposal will be presented at the Annual Meeting to fix the number of Directors at ten and to elect the following ten nominees as Directors. All nominees are presently Directors.

It presently is intended that shares represented by proxies in the enclosed form will be voted in favor of fixing the number of Directors at ten and electing as Directors the ten nominees named in the table below, each to serve for a term of one year and to hold office until his successor is elected and qualified. The ten nominees for Director receiving the greatest number of votes will be elected. Should any nominee decline or be unable to accept such nomination or to serve as a Director, an event which the Board of Directors does not now expect, the persons voting the shares represented by such proxies may either vote such shares for a full slate which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable.

The information concerning nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Corporation's records.

                                                                           PREMIER COMMON SHARES
                                                                           BENEFICIALLY OWNED ON
                                                                              JULY 12, 1995 (1)
     NAME, AGE, PRINCIPAL OCCUPATION FOR  THE                             -------------------------
        LAST FIVE YEARS, AND DIRECTORSHIPS                     DIRECTOR                        % OF
               IN PUBLIC COMPANIES                              SINCE          NUMBER         CLASS
---------------------------------------------------------------------------------------------------
EDWARD B. BRANDON, 63                                            1990          3,200           (2)
Chairman of National City Corporation. Mr. Brandon served
as Chief Executive Officer of National City Corporation until his retirement from such position on July 24, 1995, and as
Chairman of its lead bank, National City Bank, until April
1992. He is also a director of Standard Products Company
and RPM, Inc. (3)

HUGH CALK1NS, 71                                                  1970        21,579 (4)       (2)
President of Initiatives in Urban Education Foundation since
July, 1994. Mr. Calkins was a Teacher in the Cleveland
Public School System from September 1990 until June
1994 and a Partner of Jones, Day, Reavis and Pogue
(lawyers) until his retirement on December 31, 1989. (5) (6)

JOHN C. COLMAN, 68                                                1960       110,562 (7)       (2)
Private investor and consultant. Mr. Colman is also a
director of Duplex Products, Inc. and Orion Capital Corp.
(3) (6)

SCOTT S. COWEN, 49                                                1986         3,532           (2)
Dean of the Weatherhead School of Management and
Professor of Accountancy, Case Western Reserve
University. Mr. Cowen is also a director of Fabri-Centers of
America, Inc., American Greetings Corporation, LDI Corp.,
Forest City Enterprises, Inc., and Society National Bank.(3) (5)

WILLIAM M. HAMILTON, 70                                           1987        44,369 (8)       (2)
From March 1987 until his retirement on December 31,
1991. Mr. Hamilton was President of the Corporation. (5)

BRUCE W. JOHNSON, 54                                              1992        50,418 (9)       (2)
President of the Corporation. Mr. Johnson served as
Executive Vice President from 1987 until January 1992.

JACK N. MANDEL, 83                                                1946    18,799,703 (10)     22.5%
Chairman, Finance Committee of the Corporation. (11)

JOSEPH C. MANDEL, 81                                              1946    19,290,806 (10)     23.1%
Chairman, Executive Committee of the Corporation. (11)

MORTON L. MANDEL, 73                                              1946    20,467,732 (10)     24.5%
Chairman and Chief Executive Officer of the Corporation. (11)

PHILIP S. SIMS,67                                                 1991     1,451,803 (12)      1.7%
Vice Chairman of the Board (Chief Financial Officer).
Mr. Sims served as Vice Chairman of the Board and
Treasurer from October 1991 to November 1992; and
Executive Vice President and Treasurer from 1987 to
October 1991.(5)(6)(11)

 (1) Reported in accordance with beneficial ownership rules of the Securities and Exchange Commission (the "Commission" or the "SEC") under which a person is deemed to be the beneficial owner of a security if he has or shares voting power or investment power in respect of such security or has the right to acquire such ownership within 60 days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements. Except as otherwise indicated in the notes to this table and to the following table, each of the nominees has sole voting and investment power of the shares shown as beneficially owned by such nominee. As of July 12, 1995, 83,491,595 shares of Common Stock of the Corporation were outstanding.

 (2)  Less than one percent.

 (3)  Member of Audit Committee.

 (4) Includes 1,995 shares owned by Mr. Calkins' wife. Mr. Calkins disclaims beneficial ownership of his wife's shares.

 (5)  Member of Corporate Responsibility Committee.

 (6)  Member of Salary Committee.

 (7) Includes 69,102 shares owned by Mr. Colman's wife. Mr. Colman disclaims beneficial ownership of his wife's shares.

 (8)  Includes 14,671 shares owned by Mr. Hamilton's wife.

 (9) Includes 293 shares credited to Mr. Johnson's account under the Corporation's PAYSOP.

(10)  For details of these holdings, see the notes to the following table.

(11)  Member of Finance Committee and Executive Committee.

(12) Includes 62,948 shares owned by Mr. Sims' wife; 293 shares credited to his account under the Corporation's PAYSOP; 439,645 shares owned by the Corporation's pension trusts as to which he serves as one of the members of the advisory committee; and 880,479 shares held in a charitable foundation of which he is a trustee. Mr. Sims disclaims beneficial ownership of the shares held in the charitable foundation.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Jack N., Joseph C. and Morton L. Mandel are brothers and co-founders of the Corporation.

See also the matters described on page 15 of this Proxy Statement under the caption "Compensation Committee Interlocks and Insider Participation."

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has established six committees to assist it in the discharge of its responsibilities: an Executive Committee, a Finance Committee, a Corporate Responsibility Committee, an Audit Committee, a Salary Committee and a Stock Option Committee. The Board does not have a standing Nominating or Compensation Committee.

The Audit Committee, comprised of non-employee Directors, provides assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting, auditing, and reporting practices. Specifically, this Committee reviews the scope and results of audits performed by the internal audit staff and outside auditors, reviews certain consulting services provided by the outside auditors, reports to the Board of Directors its findings, recommends changes in the scope, methods or procedures of the auditing functions, and recommends the selection of outside auditors. The Audit Committee met twice during fiscal 1995 with the internal audit staff and the independent auditors.

During fiscal 1995, the Board of Directors held five regular meetings. All Directors attended at least 75% of the meetings of the Board and any committees thereof on which they served during the year.


COMPENSATION OF THE BOARD OF DIRECTORS

Directors who are not employees of the Corporation, and who provide no services to the Corporation for which they charge a fee, are paid an annual retainer fee of $12,000, plus $500 for each Board meeting attended, $250 for each committee meeting attended, and any travel expenses incurred. Effective July 1, 1995, the attendance fees for Board and committee meetings were increased to $1,000 and $500, respectively. There was no change made to the amount of the annual retainer. Directors who are officers of the Corporation receive no remuneration for their services as Directors.

Mr. Colman and Mr. Hamilton perform consulting services for the Corporation for which they charge a fee. During the fiscal year ended May 31, 1995, Mr. Colman and Mr. Hamilton were paid $57,083 and $132,000, respectively, for such consulting services, plus reimbursement of their expenses. Their consulting arrangements provide for the performance of such services for such consideration as may be mutually agreed from time to time, and are terminable upon notice thereof by either party at any time.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information (based on the SEC rules referred to in note (1) to the preceding table), as of July 12, 1995 or such other date noted below, as to persons known by the Corporation to be the beneficial owners of more than 5% of the outstanding Common Stock and as to all Directors and executive officers as a group. Information concerning the beneficial ownership of Common Stock by individual Directors and certain named executive officers is set forth on pages 5-6 of this Proxy Statement.

                                                     SHARES
                                                   BENEFICIALLY
      NAME AND ADDRESS OF                            OWNED OR        PERCENTAGE
       BENEFICIAL OWNER                             CONTROLLED        OF CLASS
------------------------------------------------------------------------------
Jack N. Mandel                                     18,799,703 (1)      22.5%
4500 Euclid Avenue
P.O. Box 94884
Cleveland, Ohio 44101-4884

Joseph C. Mandel                                   19,290,806 (2)      23.1%
4500 Euclid Avenue
P.O. Box 94884
Cleveland, Ohio 44101-4884

Morton L. Mandel                                   20,467,732 (3)      24.5%
4500 Euclid Avenue
P.O. Box 94884
Cleveland, Ohio 44101-4884

All Directors and executive officers as a group    53,549,744          64.1%
(after eliminating duplications) (4)

The Huntington Trust Company, N.A.                  4,622,684 (5)       5.5%
41 South High Street, Suite 3400
Columbus, Ohio 43287

______________

(1) Includes: 44,766 shares owned by Mr. Mandel; 15,289,270 shares held in a trust for the benefit of Mr. Mandel in which he retains a reversionary interest; 240,479 shares held in a charitable foundation of which he is a trustee; 185,964 shares held as co-trustee of a trust established by a family member for the benefit of his grandchildren; 3,591 shares held as co-trustee of a trust established by a family member for the benefit of his grandchildren; 293 shares credited to his account under the Corporation's PAYSOP; 1,290,584 shares held by a charitable entity for the benefit of charity of which he is a co-trustee; 846,849 shares held by a charitable entity created by a family member for the benefit of charity of which he is a co-trustee; and 897,907 shares held by a charitable entity created by a family member for the benefit of charity of which he is co-trustee.

(2) Includes: 84,000 shares owned by Mr. Mandel; 10,181,719 shares held in a trust for the benefit of Mr. Mandel in which he retains a reversionary interest; 1,630,948 shares held in irrevocable trusts for members of his family of which he is trustee or trust advisor; 356,420 shares held in a charitable foundation of which he is trustee; 3,998,495 shares held in a trust for the benefit of his wife of which he is trustee; 3,591 shares held as co-trustee of a trust established by a family member for the benefit of his grandchildren; 293 shares credited to his account under the Corporation's PAYSOP; 897,907 shares held by a charitable entity for the benefit of charity of which he is a co-trustee; 1,290,584 shares held by a charitable entity created by a family member for the benefit of charity of which he is a co-trustee; and 846,849 shares held by a charitable entity created by a family member for the benefit of charity of which he is co-trustee.

(3) Includes: 39,000 shares owned by Mr. Mandel; 13,901,754 shares held in a trust for the benefit of Mr. Mandel in which he retains a reversionary interest; 422,541 shares held in a charitable foundation of which he is a trustee; 64,642 shares held in a trust for the benefit of his wife of which he is a trustee; 2,176,578 shares held in trusts for the benefit of certain family members of which his wife is the trustee or trust advisor; 185,964 shares held as co-trustee of a trust established by a family member for the benefit of his grandchildren; 641,620 shares owned by the Corporation's pension and profit sharing trusts as to which he serves as one of the members of the advisory committee; 293 shares credited to his account under the Corporation's PAYSOP; 846,849 shares held by a charitable entity for the benefit of charity of which he is a co-trustee; 1,290,584 shares held by a charitable entity created by a family member for the benefit of charity of which he is a co-trustee; 897,907 shares held by a charitable entity created by a family member for the benefit of charity of which he is co-trustee.

(4) The amounts shown as beneficially owned by Jack N., Joseph C. and Morton
    L. Mandel include 3,035,340 shares of which each of them is deemed to be a beneficial owner under SEC rules. The amounts shown as beneficially owned by Jack N. and Joseph C. Mandel also include 3,591 shares of which they are both deemed to be beneficial owners under SEC rules. Further, the amounts shown as beneficially owned by Jack N. and Morton L. Mandel include 185,964 shares of which they are both deemed to be beneficial owners under SEC rules. These duplications have been eliminated in computing the number of shares beneficially owned by all Directors and officers as a group. In addition, duplications relating to deemed beneficial ownership by officers of shares owned by the Corporation's pension and profit sharing trusts, or by charitable foundations for which such officers are co-trustees, have been eliminated.

(5) This information is based on a Schedule 13G filed with the SEC reporting that, as of December 31, 1994, The Huntington Trust Company, N.A. had sole voting power for 4,616,634 shares; shared voting power for 250 shares; sole investment power for 440,842 shares; and shared investment power for 58,318 shares.



Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), requires the Corporation's officers and Directors, and persons who beneficially own more than 10% of the outstanding Common Stock, to file with the SEC initial reports of beneficial ownership and reports of Changes in beneficial ownership of equity securities of the Corporation on Forms 3, 4 and 5. Based on the copies of such reports furnished to it, the Corporation believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied, except for the following: the filing of a Form 4 on behalf of John H. Gerhart, a former officer, for a stock sale made in August 1994, was made timely with the NYSE but inadvertently went to an address other than the SEC. A duplicate Form 4 was filed with the SEC one day late following discovery of this situation.


COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth information with respect to compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation for services in all capacities during the fiscal years ended May 31, 1995, 1994 and 1993, as well as certain information on grants and exercises of stock options under the Corporation's 1973 Stock Option Plan for Management Employees (the "Employee Option Plan").


                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                               ANNUAL             LONG-TERM
                                            COMPENSATION         COMPENSATION
                                            ------------         ------------
                                                                    AWARDS
                                                                    ------
                                                                  SECURITIES
        NAME AND                                                  UNDERLYING
        PRINCIPAL            FISCAL                               OPTIONS/SARS          ALL OTHER
        POSITION              YEAR           SALARY ($)             (#)(1)         COMPENSATION ($) (2)
-------------------------    -----           ----------          -------------     --------------------
Morton L. Mandel             1995             $565,000                 -0-                $13,000
Chairman of the Board and    1994              540,000                 -0-                  9,000
Chief Executive Officer      1993              520,000                 -0-                 10,000

Jack N. Mandel               1995              260,000                 -0-                  4,000
Chairman of the              1994              255,000                 -0-                  3,000
Finance Committee            1993              250,000                 -0-                 13,000

Joseph C. Mandel             1995              260,000                 -0-                  5,000
Chairman of the              1994              255,000                 -0-                 22,000
Executive Committee          1993              250,000                 -0-                 14,000

Philip S. Sims               1995              312,000               8,000                  2,000
Vice Chairman of             1994              297,000               4,000                  3,000
the Board                    1993              284,000               6,000                  6,000

Bruce W. Johnson             1995              292,000               8,000                  4,000
President                    1994              278,000               4,000                  5,000
                             1993              260,000               6,000                  4,000

--------------
(1) The number of shares covered by stock options granted in 1993 has been adjusted for the 3-for-2 stock split in the form of a stock dividend declared by the Board of Directors in December, 1992. The Corporation has no plan providing for grants of stock appreciation righ (SARs), either in tandem with or separate from stock options.

(2) All amounts in this column represent reimbursements for medical expenses incurred during the respective years shown.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     -------------------------------------

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                      FOR OPTION TERM (4) (5)
------------------------------------------------------------------------------       -----------------------
                   NUMBER OF
                  SECURITIES   PERCENT OF TOTAL
                  UNDERLYING     OPTIONS/SARS         EXERCISE
                 OPTIONS/SARS     GRANTED TO        OR BASE PRICE
                   GRANTED       EMPLOYEES IN       ($ PER SHARE)   EXPIRATION
NAME (1)           (#) (2)      FISCAL YEAR (2)        (2) (3)        DATE           5% ($)        10% ($)
--------------   ------------  ----------------     -------------   ----------       -------       --------
Philip S. Sims      8,000           1.3%               $23.75        11-30-99        $52,500       $116,000

Bruce W. Johnson    8,000           1.3%               $23.75        11-30-99        $52,500       $116,000


(1) Morton L., Jack N. and Joseph C. Mandel are not eligible to participate in the Employee Option Plan and therefore are omitted from the table above and the following table.

(2) The Corporation has no plan providing for grants of SARs, either in tandem with or separate from stock options.

(3) Options have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid by cash and/or then owned shares, valued at their fair market value at the time of option exercise.

(4) Options held by Mr. Sims and Mr. Johnson become exercisable five years after the date of grant. No portion is exercisable before five years, except that such options become fully exercisable for prescribed periods following an optionee's death or, in certain circumstances, retirement.

(5) The amounts shown reflect appreciation at the 5% and 10% rates prescribed by applicable SEC rules for illustrative purposes. Therefore, they are not intended to forecast future financial performance or potential future stock appreciation, and are not necessarily indicative of the actual values that may be realized by the named executive officers.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES
              ---------------------------------------------------

                                                                      NUMBER OF
                                                                      SECURITIES            VALUE OF
                                                                      UNDERLYING          UNEXERCISED
                                                                     UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS AT
                                                                   FISCAL YEAR-END      FISCAL YEAR-END
                                                                       (#) (1)              ($) (1)
                                                                   ---------------      ---------------
                              SHARES
                            ACQUIRED ON            VALUE            EXERCISABLE/          EXERCISABLE/
NAME                        EXERCISE (#)        REALIZED ($)       UNEXERCISABLE         UNEXERCISABLE
----------------            ------------        ------------       -------------        ---------------
Philip S. Sims                 8,100               $85,400          -0-/30,000            -0-/$107,250

Bruce W. Johnson               7,200               $76,800          -0-/28,800            -0-/$ 97,850

---------------
(1) This value is calculated based on the difference between $25.125, the closing price of the Common Stock on May 31,1995, and the exercise price of the options.

RETIREMENT PROGRAM

Premier Master Pension Plan B provides pension benefits for eligible salaried employees of the corporate office and certain divisions and subsidiaries. Certain other employees who are not covered by Premier Master Pension Plan B are eligible to participate in separate pension plans.

The following table sets forth the estimated annual retirement benefits payable under Premier Master Pension Plan B (assuming payments made on the normal straight-life basis and not under any of the various survivor options) in various remuneration classifications upon retirement at age 65 after indicated periods of service. These amounts are determined under the assumptions that all of the indicated years of service occurred after June 1, 1973 and that the Social Security amount equals the level of benefits payable to an employee retiring at age 65 with the indicated compensation on January 1, 1995 based on the Plan provisions as of December 31, 1994.

                                          PENSION PLAN TABLE
                                          ------------------
   AVERAGE ANNUAL                      ANNUAL BENEFIT FOR INDICATED YEARS OF SERVICE
    REMUNERATION      --------------------------------------------------------------------------------
    DURING FINAL
   5-YEAR PERIOD      15 YEARS          20 YEARS          25 YEARS          30 YEARS          35 YEARS
------------------------------------------------------------------------------------------------------
     $100,000         $ 14,209          $ 22,542          $ 30,876          $ 39,209          $ 44,209
      200,000           39,209            55,876            72,542            89,209            99,209
      300,000           64,209            89,209           114,209           139,209           154,209
      400,000           89,209           122,542           155,876           189,209           209,209
      500,000          114,209           155,876           197,542           239,209           264,209
      600,000          139,209           189,209           239,209           289,209           319,209
      700,000          164,209           222,543           280,875           339,209           374,209


Premier Master Pension Plan B provides for benefits based on the average of the total compensation during the five consecutive calendar years of employment in the final ten calendar years preceding retirement that yield the highest average. Total compensation covered by the plan is all cash remuneration payable by the Corporation to or for the benefit of a member of the plan for services rendered while an employee (which corresponds to the amounts shown as "salary" in the Summary Compensation Table), excluding any medical reimbursement payments, bonuses, incentive compensation payments, life insurance premiums and amounts arising under stock options. Actual benefits payable would be subject to the applicable maximum established by the Internal Revenue Service ($120,000 for retirement in 1995) and certain limitations would be imposed on the compensation to be included for purposes of calculating pension benefits ($150,000 limitation in 1995).


The pension benefit is equal to the greater of (1) 1 2/3% of average total compensation times years of service (maximum 33 years), less 75% of the employee's primary Social Security benefit payable at age 65 or (2) a minimum benefit formula not related to compensation. The maximum Social Security benefit payable at age 65 for a person retiring in 1995 is $14,388. The amounts shown in this table reflect an offset for Social Security, as outlined above, of $10,791 (75% of $14,388).


Certain employees are also entitled to benefits derived from the Corporation's prior profit sharing plan; however, in these cases, the pension benefit payable from the Corporation's Master Pension Plan B is reduced to reflect those years in which the profit sharing programs were in effect.

COMPENSATION
   COMMITTEE
   REPORT ON
   EXECUTIVE
COMPENSATION

The applicable years of service as of January 1, 1995 for each of the individuals named in the Summary Compensation Table are:

                                                             YEARS OF
                   NAME                                      SERVICE
              -------------------------------------------------------
              Morton L. Mandel                                   49
              Jack N. Mandel                                     49
              Joseph C. Mandel                                   49
              Philip S. Sims                                     39
              Bruce W. Johnson                                   27

                          ---------------------

In accordance with rules promulgated by the SEC, the information included in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Five-Year Shareholder Return Comparison" will not be deemed to be proxy "soliciting material" or to be "filed" or incorporated by reference in any prior or future filings by the Corporation under the Securities Act of 1933 or the Securities Exchange Act.

INTRODUCTION

The following report describes the philosophy and procedures relating to the Corporation's executive officer compensation program for fiscal 1995, and discusses specifically the compensation for the Chairman of the Board and Chief Executive Officer.

The fiscal 1995 Cash Compensation of the Corporation's Chairman and Chief Executive Officer, and of all other executive officers of the Corporation who then served on its Board of Directors (Jack N. Mandel, Joseph C. Mandel, Philip
S. Sims and Bruce W. Johnson), was determined by the Board of Directors. The Corporation's Board of Directors does not have a Compensation Committee. The Chairman and Chief Executive Officer presented to the Board the amount of his proposed remuneration, as well as the respective cash compensation amounts recommended for such other four executive officers, and those amounts were approved by the remaining members of the Board of Directors. The Board of Directors authorized the Chairman to establish the compensation of the Corporation's other executive officers or to delegate such determinations to other appropriate executive officers.

The Board of Directors has delegated its authority under the Corporation's Employee Option Plan to a Stock Option Committee comprised of three members (Jack N., Joseph C. and Morton L. Mandel) who are not eligible to participate in such plan. Generally, the stock option component of total compensation for executive officers who qualify as eligible participants under the Employee Option Plan is proposed by Morton L. Mandel, in accordance with the guidelines described below, and is approved by the Stock Option Committee.


COMPENSATION PHILOSOPHY

The Corporation's general policies regarding compensation of its management personnel, including its executive officers, are designed to help the Corporation attract, motivate and retain the qualified management personnel that it needs in order to maximize shareholder returns. Toward that end, the Corporation seeks to provide fair levels of total compensation and integrate compensation with corporate performance and shareholder values by including equity-based compensation as a key component.

The Corporation's compensation program for all of its executive officers, except as noted below, consists of two basic elements: cash compensation consisting of base salary, and equity-based compensation consisting of stock option grants. The Corporation has not included annual bonuses or other cash incentive programs as a part of executive officer compensation, because regular stock options are believed to afford appropriate and adequate long-term incentives, as well as an important direct link to shareholder interests. Because the members of the Stock Option Committee are not eligible to receive option grants under the terms of the Employee Option Plan, their basic remuneration as executive officers of the Corporation consists solely of cash salaries.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits corporate tax deductions for compensation paid to each of the executive officers named in the Summary Compensation Table to one million dollars, unless certain requirements are met. This limitation has no effect on the Corporation's ability to deduct the compensation paid for tax purposes in fiscal 1995 to such named executive officers. As the tax deductibility of compensation is not an issue at this time, the Corporation believes it important to retain fiexibility to design compensation programs that meet its objectives as stated above.

COMPENSATION PROGRAM

Base Salary. Management recommendations for each executive officer's salary generally reflect a determination as to whether the amount of the executive officer's current salary should be increased based on senior management judgments and perceptions relating to: the individual's leadership, experience, skills and overall job performance; the nature and level of his job responsibilities; any actual or planned changes in the scope of such responsibilities; and overall salary levels of management personnel of the Corporation. In fixing cash compensation of its executive officers, the Corporation does not generally employ compensation consultants or undertake formal, scheduled surveys of compensation paid to executives of other corporations. The recommended compensation is believed to be that appropriate for the particular position at the Corporation, irrespective of the Corporation's performance. Therefore, the cash compensation of executive officers generally does not fluctuate on the basis of the Corporation's performance.

Broad-Based Stock Option Plan. The Employee Option Plan is an important element of the overall compensation program for the Corporation's management employees, including its participating executive officers. During each year since 1973, all management employees of the Corporation, including all of its eligible executive officers, in the Corporation's employ on the date fixed have been offered options under the Employee Option Plan.

Providing management personnel with the opportunity to increase their ownership aligns their long-term interests with those of the Corporation's shareholders and encourages the retention and continuity of management. Options underscore the importance of improving shareholder value over the long term, since the full benefit of the compensation package will be realized only if there is an appreciation in the stock price over a number of years to the benefit of all of the Corporation's shareholders.

Grants under the Employee Option Plan are of non-qualified options with an exercise price not less than the fair market value of the shares on the date of grant. The number of shares subject to options granted to individual participants generally is based upon the respective salary bracket, among those set from time to time by the Corporation, within which the individual's base salary falls, thereby indirectly reflecting such individual's level of management responsibility. The size of a grant does not take into account the number of shares then owned by the optionee.

Options typically have had a term of and become exercisable over a five-year period. Upon exercise of options, executive officers of the Corporation are expected to retain the shares received for some time thereafter in order to grow their equity stake in the Corporation.

As described above, none of the co-founders of the Corporation (Jack N., Joseph
C. or Morton L. Mandel) is eligible to participate in the Employee Option Plan. Since they, alone or together with spouses and various trusts for family members, are principal shareholders of the Corporation, they are believed to derive sufficient incentive to maximize corporate performance through their status as such shareholders, without the need for incentive compensation in addition to, or as part of, their regular compensation.

COMPENSATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The recommendation by the Chairman of the Board and Chief Executive Officer of the Corporation of his own salary, and the determination by the Board of Directors of the amount thereof, are made consistent with the procedures and considerations described above. The Chairman's 1995 compensation was based to a substantial extent on historical compensation practices applicable to him and the recognition of the incentives implicit in his status as a principal shareholder of the Corporation.

Although no formal comparisons were undertaken, Mr. Morton L. Mandel's cash compensation from the Corporation was believed to be appropriate and reasonable, particularly given his tenure with the Corporation since its formation, his knowledge regarding all aspects of its business, and the significance of his ongoing contribution in terms of experience, vision and leadership. During his thirty-five year tenure as President and then Chairman of the Board and Chief Executive Officer, the Corporation has experienced strong, sustained performance, even in difficult economic environments.

Submitted by the Board of Directors:

Edward B. Brandon
Hugh Calkins
John C. Colman
Scott S. Cowen
William M. Hamilton
Bruce W. Johnson
Jack N. Mandel
Joseph C. Mandel
Morton L. Mandel
Philip S. Sims

and the Stock Option Committee:

Jack N. Mandel
Joseph C. Mandel
Morton L. Mandel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since there is no compensation committee of the Board of Directors, all members of the Board of Directors participated in deliberations in respect of executive officer compensation for fiscal 1995. The compensation of the executive officers then also serving as Directors, Jack N., Joseph C. and Morton L. Mandel, Philip S. Sims and Bruce W. Johnson, was approved by the remaining Directors. Members of the Stock Option Committee, consisting of Jack N., Joseph
C. and Morton L. Mandel, approved all stock option grants.

Those participating in executive officer compensation deliberations included Jack N., Joseph C. and Morton L. Mandel, Philip S. Sims and Bruce W. Johnson, all of whom are executive officers of the Corporation.

Also participating in the Board determination of executive officer compensation was one former executive officer. Until his retirement on December 31, 1991, William M. Hamilton was the President of the Corporation. Mr. Hamilton also performs consulting services for the Corporation, for which he received $132,000, plus reimbursement of his expenses, during the fiscal year ended May 31, 1995.

Edward B. Brandon, a Director, is the Chairman and former Chief Executive Officer of National City Corporation. Its lead bank, National City Bank, has served as the Transfer Agent and Registrar of Common Stock since July, 1987 and performs various banking services for the Corporation.


  FIVE-YEAR
SHAREHOLDER
     RETURN
 COMPARISON

The following graph compares the cumulative total returns (assuming reinvestment of dividends) for the five years ended May 31, 1995, assuming $100 was invested on May 31, 1990 in the stock of Premier Industrial Corporation, the S&P 500 Index and an index of peer companies (the "Peer Group"). As Premier Industrial Corporation is a large national distributor of electronic components for industrial and consumer products and essential maintenance and repair products for industrial, commercial and institutional applications, the Peer Group is comprised of other industrial distributors that had market capitalizations exceeding $50 million at the beginning of the five-year period and that are classified under Standard Industrial Classification (S.I.C.) durable wholesale trade codes 5000 (Durable Goods - Wholesale), 5063 (Electrical Apparatus & Equipment), 5065 (Electronic Parts & Equipment), 5072 (Hardware) or 5080 (Machinery & Equipment, Wholesale). Companies so identified by Standard & Poor's Compustat Services, Inc. that comprise the Peer Group are:
AAR Corp., Arrow Electronics Inc., Avnet Inc., Bearings Inc., Bell Industries Inc., W.W. Grainger Inc., Hughes Supply Inc., Itel Corp., Kaman Corp., Lawson Products, Marshall Industries, Pioneer-Standard Electronics, Inc., Rexel Inc., Richardson Electronics Ltd., Sun Distributors L.P., and Wyle Laboratories. Changes from last year in the composition of the Peer Group result from application of the above criteria by Standard & Poor's Compustat Services, Inc. and reflect the deletion of Anthem Electronics Inc. (due to its acquisition by Arrow Electronics Inc., also in the Peer Group), the deletion of North Star Universal Inc., (due to reclassification of its primary SIC Code by Standard & Poor's Compustat Services, Inc.), the addition of Pioneer-Standard Electronics, Inc. (due to the change in its market capitalization from 1989 to 1990) and the change in company name of Willcox & Gibbs Inc. to Rexel Inc.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among Premier Industrial Corporation, the S&P 500 Index and the Peer Group Index. Data supplied by Standard and Poor's Compustat Services, Inc.

$200
$175
$150
$125
$100
         1990     1991     1992     1993     1994     1995



                                CUMULATIVE RETURNS AS OF MAY 31,
                     ---------------------------------------------------------
                      1990      1991      1992      1993      1994      1995
                     -------   -------   -------   -------   -------   -------
PREMIER INDUSTRIAL   $100.00   $105.01   $134.38   $158.53   $121.01   $151.11
S&P 500 INDEX        $100.00   $111.79   $122.81   $137.06   $142.90   $171.75
PEER GROUP INDEX     $100.00   $103.39   $116.11   $150.78   $157.47   $178.13



APPROVAL OF THE
     1973 STOCK
OPTION PLAN FOR
     MANAGEMENT
     EMPLOYEES,
     AS AMENDED
AND RESTATED AS
OF JUNE 6, 1995


INTRODUCTION

The 1973 Stock Option Plan for Management Employees was originally approved and adopted by the Board of Directors of the Corporation on June 7, 1973, and then approved by shareholders of the Corporation at their annual meeting on September 26, 1973. Subsequent amendments were approved by the shareholders at their annual meetings held in 1977, 1980, 1983 and 1988. The 1973 Stock Option Plan for Management Employees, as originally adopted and as amended prior to 1995, is referred to herein as the "Employee Option Plan."


The Corporation continues to believe that the availability of stock option benefits helps to attract and retain key management personnel and serves to align their interests with those of other shareholders. As a result, on June 6, 1995, the Board of Directors of the Corporation approved and adopted an amended and restated Employee Option Plan, subject to shareholder approval, that would increase the number of shares authorized for issuance thereunder and revise certain other features. The 1973 Stock Option Plan for Management Employees, as so amended and restated as of June 6, 1995, is referred to herein as the "Amended Employee Option Plan."


The material features of the Amended Employee Option Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the Amended Employee Option Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

PROPOSED AMENDMENTS. The principal reason for amending the Employee Option Plan at this time is to increase the total number of shares of Common Stock that may be issued thereunder. After reflecting two shareholder-approved increases and a number of adjustments due to stock splits, 15,187,500 shares of Common Stock were authorized for issuance under the Employee Option Plan prior to these proposed amendments. Since the plan's inception in 1973, 12,427,160 shares have been issued upon the exercise of options and another 1,451,498 shares are reserved in respect of outstanding but unexercised options, leaving only 1,308,842 shares available for future option grants. In order to ensure that a sufficient number of shares is available for future grants, the Amended Employee Option Plan authorizes an additional 6,000,000 shares.

Other amendments include: (i) an extension of the term of options subject to payroll accumulation arrangements from five to six years, so that such options would continue to be fully exercisable after five years, but would not expire for six years; and (ii) the provision of a uniform period of one year in which to exercise options following termination of an optionee's employment upon normal or approved early retirement, qualifying disability or death.


GENERAL TERMS OF THE AMENDED EMPLOYEE OPTION PLAN

Eligibility. Options to purchase shares of Common Stock may be granted to "Eligible Employees," defined to include officers and other management employees of the Corporation or any participating subsidiary, but to exclude Jack N., Joseph C., and Morton L. Mandel.

Authorized Shares. The total number of shares authorized and available for issuance under the Amended Employee Option Plan, subject to adjustment as described below, is 21,187,500, representing a 6,000,000 share increase over the amount previously authorized. This plan maximum, and the number, kind and option price of securities covered by outstanding options, are subject to such adjustments as the Board of Directors may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result from stock dividends, stock splits, reorganizations or other similar events affecting the Corporation or its capital structure. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired, surrendered or forfeited option will be available for future option grants.

Option Price. The price payable upon exercise of options is fixed by the Board of Directors at the date of grant and remains the same throughout the option term, subject only to the above-described adjustments. Such option price may not be less than the fair market value of the shares subject to option as of such date of grant. The Common Stock is traded on the New York Stock Exchange and, on August 4, 1995, the per share closing price was $24.375.

Transferability. Rights of an optionee may be assigned or transferred only by will or the laws of descent and distribution. During an optionee's lifetime, options would not be assignable or transferable and would be exercisable only by the optionee or, in certain circumstances, by his or her authorized legal representative.

TYPES OF OPTIONS

In general, the Amended Employee Option Plan continues to permit the grant of two types of options. One type is linked to arrangements designed to provide a convenient means of accumulating funds for option exercises through payroll deductions ("Payroll Accumulation Arrangements"). Such options are subject to detailed provisions concerning the acceptance of option grants, the authorization of payroll deductions, the exercise of options and other matters. This type of option is used in making grants to management employees on a systematic basis.

The other type of option is not subject to the Payroll Accumulation Arrangements, but is subject instead to the terms and conditions of stock option agreements approved in connection with the particular option grants. This type of option is used on a highly selective basis.


OPTIONS GRANTED SUBJECT TO PAYROLL ACCUMULATION ARRANGEMENTS

Option Term. Options granted subject to Payroll Accumulation Arrangements under the Amended Employee Option Plan will expire on the last day of the month preceding the sixth anniversary of their date of grant, as compared to a five-year term under the prior Employee Option Plan. If the Board of Directors so determines, options may be granted subject to Payroll Accumulation Arrangements which extend for a term of, and become exercisable over, ten years.

Exercisability. In the ordinary case under the Amended Employee Option Plan, as was true prior to the most recent amendments, options become exercisable over five years from the date of grant to the extent of one-fifth per year. Option exercise opportunities exist for 30 days after the end of each of the first four years and, for options granted under the Amended Employee Option Plan, during the entire fifth year until expiration of the options on the last day of the month preceding the sixth anniversary of their date of grant. Any exercisable portion of an option which an Eligible Employee elects not to exercise in a permitted exercise period generally will become exercisable again during the applicable exercise period in the following year. If, however, an Eligible Employee chooses at any time to discontinue payroll deductions and receive a refund of accumulated funds, any remaining unexercised portion of the option to which such deductions relate will be cancelled. These exercise carry-forward provisions will not permit an option to be extended beyond its basic six-year term.

Payment. If an Eligible Employee decides to exercise his or her option, in whole or in part, payment for the shares will be made by application of the funds accumulated through the Payroll Accumulation Arrangements. In addition, the Board of Directors has authorized the exercise of options through the surrender of Common Stock already owned by an Eligible Employee at the time of exercise, which would be credited against the option exercise price at the then current market price for such Common Stock.

Termination of Options. Options terminate completely upon termination of the optionee's employment for any reason, except in limited circumstances. Exceptions are provided where employment terminates by reason of (i) death,
(ii) retirement at normal retirement age under any retirement plan of the Corporation or retirement at an earlier age with the consent of the Board of Directors, or (iii) under the Amended Employee Option Plan, certain defined qualifying disabilities. In the case of such exceptions, the Amended Employee Option Plan affords the Eligible Employee or his or her duly authorized legal representative the right to exercise the entire unexercised balance of such Eligible Employee's option during a period of one year from the date of termination of his or her employment, as compared to 90 days following death or retirement under the prior Employee Option Plan.


OPTIONS NOT SUBJECT TO PAYROLL ACCUMULATION ARRANGEMENTS

Certain members of management of the Corporation, upon specific authorization by its Board of Directors or Stock Option Committee, have been and may be granted options not subject to the above-described Payroll Accumulation Arrangements. As of the most recent grant date in October, 1994, less than 2% of management employees were granted this type of options.

This type of option is governed by stock option agreements, which may contain such terms and conditions not inconsistent with plan terms (other than those specifically relating to options subject to Payroll Accumulation Arrangements), as the Board of Directors may determine. The Amended Employee Option Plan, like its predecessor, does not fix the term of such options, but instead contemplates that option expiration terms will be specified in individual stock agreements. Under the Employee Option Plan, these options generally had a term of five years, with some becoming exercisable to the extent of one-fifth per year and others becoming exercisable at the end of the fifth year. It is presently anticipated that grants of future options not subject to Payroll Accumulation Arrangements generally will have a term of six years, with exercisability occurring over five years. Such options also are expected to terminate upon termination of an optionee's employment, except that exercise would be permitted during a one-year period following employment termination (but in no event later than the six-year option expiration date) in limited situations involving retirement, qualifying disability or death.


PLAN EFFECTIVENESS, ADMINISTRATION, DURATION AND AMENDMENT

Effectiveness. If shareholders of the Corporation approve the Amended Employee Option Plan, it will become effective as of June 6, 1995, the date of its approval by the Board of Directors. Its terms therefore would apply only to stock option grants made to management employees after that date.

Administration. The Board of Directors will continue to administer and have final authority to interpret the Amended Employee Option Plan and apply its terms. The Board may delegate its authority to a stock option committee, composed of not less than three directors, none of whom may receive any option grants without the specific authorization of the Board. Historically, a stock option committee, consisting of Jack N., Joseph C. and Morton L. Mandel (none of whom is an Eligible Employee), has acted under such delegated authority.

Duration. Like its predecessor, the Amended Employee Option Plan does not provide for termination on a specified date. It will continue in effect until all shares authorized thereunder have been sold or until terminated at an earlier date by the Board of Directors.

Amendment. The Amended Employee Option Plan may be amended by the Board of Directors, but no amendment or termination may adversely affect the rights of any Eligible Employee in respect of any outstanding option without his or her consent. In addition, any amendments that would increase the aggregate number of authorized shares, alter the definition of Eligible Employee or make other changes adversely affecting plan qualification for purposes of Rule 16b-3 under the Exchange Act would require further shareholder approval.

PLAN BENEFITS

It is impossible to determine the amount or value of stock option grants that will be granted to any Eligible Employees under the Amended Employee Option Plan, since such grants are within the discretion of the Board of Directors or Stock Option Committee. The following table sets forth the number of shares subject to options granted in 1994 to the following persons and groups:


                               NEW PLAN BENEFITS
                               -----------------

    1973 STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES, AS AMENDED AND RESTATED
    ------------------------------------------------------------------------

                                                                    NUMBER OF UNITS (2)
NAME AND POSITION (1)                                            (SHARES SUBJECT TO OPTION)
---------------------                                            --------------------------
Philip S. Sims                                                            8,000
Vice Chairman of the Board

Bruce W. Johnson                                                          8,000
President

Executive Officer Group (14 persons)                                     55,100

Non-Executive Officer Employee Group (approximately 740 persons)        637,335

------------------

(1) The Chairman of the Board, Morton L. Mandel, and the other two persons named in the Summary Compensation Table, Jack N. and Joseph C. Mandel, are not eligible to participate in the Empioyee Option Plan and therefore are omitted from the above table. Also omitted is the group of Directors who are not executive officers, as they are not eligible to participate in, and received no grants under, the Employee Option Plan.

(2) The exercise price for these options granted in 1994 is $23.75 per share.





FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended Employee Option Plan.

Tax Consequences to Optionees. Options to purchase shares of Common Stock under the Amended Employee Option Plan may be options intended to qualify under particular provisions of the Code or options not intended to qualify under the Code ("non-qualified options"). All of the options heretofore granted under the Amended Employee Option Plan have been, and it is presently anticipated that future granted options will be, non-qualified options. In general: (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

In the limited circumstance where the sale of stock that is received as the result of the exercise of a non-qualified option could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of stock received could subject the officer to suit under Section 16(b) of the Exchange Act, but no longer than six months.

Tax Consequences to the Corporation or Subsidiary. To the extent that an optionee recognizes ordinary income as described above, the Corporation or subsidiary for which the optionee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the annual compensation limitation set forth in Section 162(m) of the Code, and is not an "excess parachute payment" within the meaning of
Section 280G of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1973 STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES, AS AMENDED AND RESTATED AS OF JUNE 6, 1995.

   APPROVAL OF
DIRECTOR STOCK
   OPTION PLAN

INTRODUCTION

On June 6, 1995, the Board of Directors of the Corporation adopted, subject to shareholder approval, a new stock option plan for non-employee Directors of the Corporation. The Director Stock Option Plan (the "Director Option Plan") is intended to provide the Corporation with an additional means to attract and retain the services of qualified persons who are not employees to serve as Directors and to promote the mutuality of interest between such Directors and shareholders through ownership of Common Stock.

The material features of the Director Option Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the plan, which is attached as Exhibit B to this Proxy Statement.

GENERAL TERMS OF THE DIRECTOR OPTION PLAN

Eligibility. A Director is eligible to receive an option grant under the Director Option Plan if the Director is not an officer or employee of the Corporation or any of its subsidiaries and has not received any stock option grant under the Employee Option Plan, as amended, for at least one year preceding such date (each such Director referred to as an "Eligible Director"). Five members of the Board of Directors presently qualify as Eligible Directors. Under the express terms of the Director Option Plan, Jack N., Joseph C. and Morton L. Mandel do not qualify as Eligible Directors and therefore are not eligible to participate.

Shares Subject to Option. The total number of shares of Common Stock available for grant to Eligible Directors under the Director Option Plan is 100,000. This plan maximum, and the number, kind and option price of shares subject to outstanding options, are subject to such adjustments in the number or kind of securities as the Board of Directors may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result from stock dividends, stock splits, reorganizations or similar events affecting the Corporation or its capital structure. No such adjustments, however, will be made in the annual grant amount described below.

Shares provided upon exercise of options may be newly issued shares, treasury shares or a combination thereof. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired, surrendered or forfeited option granted under the Director Option Plan will be available in connection with future option grants. The Corporation presently intends to register the shares issuable pursuant to the Director Option Plan under the Securities Act of 1933, after receipt of shareholder approval.

Option Grants. On November 1 of each year following the effective date of the Director Option Plan, each Eligible Director automatically will be granted an option to purchase 1,500 shares of Common Stock as of such date. If the number of shares remaining available for grant under the Director Option Plan is insufficient to make all such automatic annual grants, all Eligible Directors will participate ratably in options on the remaining shares.

Option Price and Payment. The price payable upon exercise of options will be the fair market value of the Common Stock on the date of grant, generally determined based on its closing price on the New York Stock Exchange on the date of grant ("Fair Market Value"). On August 4, 1995, the reported per share closing price of Common Stock was $24.375. Payment of the option exercise price may, at the election of the Eligible Director, be made in cash, previously acquired Common Stock valued at its Fair Market Value on the date of exercise, or a combination of both.

Option Exercisability and Term. Each option will become fully exercisable beginning on the first anniversary of its date of grant and will expire six years after such date of grant, unless the Eligible Director earlier ceases service as a Director. If an Eligible Director ceases to be a member of the Board of Directors for any reason whatsoever, then the entire unexercised balance of any outstanding options, whether or not otherwise then exercisable, may be exercised, in whole or in part, at any time within one year after such person's departure from the Board. In no event, however, may any option be exercised after the scheduled expiration thereof six years after its date of grant.

Transferability. No option or rights therein will be transferable by any Eligible Director other than by will or by the laws of descent and distribution. Options therefore will be exercisable during the lifetime of an Eligible Director only by such Eligible Director or his or her duly authorized legal representative.

PLAN EFFECTIVENESS, DURATION, ADMINISTRATION AND AMENDMENT

Effectiveness and Duration. The Director Option Plan will become effective immediately following approval by the shareholders of the Corporation. It does not provide for termination on a particular date. Instead, it will continue in effect until such date as all shares of Common Stock available for grant thereunder have been sold or until terminated at an earlier date by the Board of Directors.

Administration. The Director Option Plan will be administered by the Board of Directors. The Board may delegate its authority to a Plan Committee, whose members need not be Directors. The initial Plan Committee appointed by the Board consists of the Chairman of the Board, the Vice Chairman of the Board and the Vice President and General Counsel.

Amendment. The Director Option Plan may be amended or discontinued by the Board of Directors, but generally no such amendment or termination is permitted which would (a) impair the rights of an Eligible Director in respect of any outstanding option, without his or her consent, or (b) disqualify grants or other transactions from the exemption afforded by Rule 16b-3 under the Exchange Act. In addition, certain amendments affecting the eligibility, vesting, exercise price, timing or amount of options or materially increasing the aggregate number of shares issuable under the Director Option Plan may not be made by the Board without further shareholder approval.

PLAN BENEFITS

The following table sets forth the number of options that will be granted automatically to the current non-executive Directors as a group under the Director Option Plan in 1995, if it is approved by the shareholders:

                              NEW PLAN BENEFITS
                              -----------------

                          DIRECTOR STOCK OPTION PLAN
                          --------------------------
                                                       NUMBER OF UNITS (1)
NAME AND POSITION                                  (SHARES SUBJECT TO OPTION)
-----------------                                  --------------------------
Non-Executive Director Group (5 persons)                     7,500

-------------
(1) The value of such options is not presently determinable, because their exercise price will be the market price of the underlying Common Stock on the date of grant (November 1, 1995).

FEDERAL INCOME TAX CONSEQUENCES

All options under the Director Option Plan will be non-statutory options. The following is a brief summary of the U.S. federal income tax consequences of certain transactions under the Director Option Plan.

Tax Consequences to Optionees. In general, (i) no income will be recognized by an optionee at the time an option is granted; (ii) at the time of exercise of an option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

In the limited circumstances where the sale of stock that is received as the result of the exercise of a Director option could subject the optionee to suit under Section 16(b) of the Exchange Act, the tax consequences to the optionee may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received upon exercise of the Director option so long as the sale of stock received could subject the optionee to suit under Section 16(b) of the Exchange Act, but no longer than six months.

Tax Consequences to the Corporation. To the extent that an optionee recognizes ordinary income in the circumstance described above, the Corporation will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE DIRECTOR STOCK OPTION PLAN.

RATIFICATION
      OF THE
 APPOINTMENT
 OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors to examine the books of account and other corporate records of the Corporation for the fiscal year ending May 31, 1996. KPMG Peat Marwick LLP has performed this function for the Corporation continually since 1954 and is considered by the Directors to be well qualified.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

During the fiscal year ended May 31, 1995, KPMG Peat Marwick LLP was engaged by the Corporation to perform audit services, which included the examination of annual reports and registration statements with the Securities and Exchange Commission, consultation on financial accounting and reporting matters, and meetings with the Audit Committee.

A representative of KPMG Peat Marwick LLP will be present at the meeting and will have the opportunity to make a statement if he desires to do so and to answer appropriate questions.

GENERAL PROXY
  INFORMATION

VOTING PROCEDURES

Votes will be tabulated by or under the direction of Inspectors of Election appointed by the Board of Directors, who will determine the presence of a quorum and certify the results of shareholder voting at the Annual Meeting. As provided by Ohio law and the Corporation's Regulations, the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Corporation will constitute a quorum for the Annual Meeting. For purposes of determining the existence of a quorum, the Inspectors of Election will treat as "present" all properly executed proxies, including those marked "abstain" and those for which authority to vote for Director nominees is withheld, as well as properly executed proxies for shares held by brokers in "street name" that are not voted on all proposals to come before the Annual Meeting ("broker non-votes").

In accordance with Ohio law and the Corporation's Regulations, if a quorum is present at the Annual Meeting, the ten Director nominees receiving the greatest number of votes will be elected Directors. Votes withheld in respect of the election of Directors, including broker non-votes, will not be counted in determining which nominees receive the greatest number of votes and therefore are elected as Directors.

Adoption of the other proposals to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting. Abstentions and broker non-votes are required to be counted under the Corporation's Regulations in determining the number of shares present at the Annual Meeting, but will not represent a vote in favor of such proposals. Therefore, abstentions and broker non-votes will have the same effect as votes against such proposals.

VOTING OF PROXIES

Unless authority is withheld, shares represented by properly executed proxies will be voted at the meeting, and if a shareholder has specified how the shares represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that shares represented by properly executed proxies on which no specification has been made will be voted for fixing the number of and electing the ten nominees named under "Election of Directors," in favor of the Amended Employee Option Plan, the Director Option Plan and the proposal to ratify the appointment of independent auditors.

REVOCATION OF PROXIES

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same shares, or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the accompanying form will be borne by the Corporation. The Corporation will not pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by Directors, officers and regular employees of the Corporation.


SUBMISSION OF
  SHAREHOLDER
    PROPOSALS

Shareholder proposals for the 1996 Annual Meeting of Shareholders must be received by the Corporation no later than April 26, 1996, in order to be included in the Corporation's Proxy Statement and proxy relating to that meeting.


  OTHER
MATTERS

The Board of Directors knows of no matter to be presented at the meeting other than those described in this Proxy Statement. If any other matter should be presented upon which a vote may properly be taken, it is the intention of the persons named in the enclosed form of proxy to vote all proxies (unless otherwise directed by shareholders) in accordance with their best judgment.



                         BY ORDER OF THE BOARD OF DIRECTORS



                         Howard P. Frank
                         Secretary



Cleveland, Ohio
August 23, 1995

                                                                      EXHIBIT A


                        PREMIER INDUSTRIAL CORPORATION


               1973 STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES,
                  AS AMENDED AND RESTATED AS OF JUNE 6, 1995

1. PURPOSE

The purpose of the 1973 Stock Option Plan for Management Employees, as Amended and Restated as of June 6, 1995 ("this Plan"), is to provide, through the granting of options to purchase Common Stock of Premier, incentives to superior performance on the part of Eligible Employees. The options granted under this Plan may be options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, or options which are not intended so to qualify, as the Board of Directors may determine in connection with particular option grants.

2. NUMBER OF SHARES

The total number of shares of Common Stock which may be issued and sold under options granted pursuant to this Plan shall not exceed 21,187,000, except to the extent of adjustments authorized by Section 9 below. Such shares may be treasury shares or shares of original issue or a combination of the foregoing, as the Board may determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired, surrendered or forfeited option granted hereunder shall be available in connection with future option grants hereunder.

3. ELIGIBLE EMPLOYEES

Any officer (including any officer who is a director of Premier, but excluding Jack N., Joseph C. and Morton L. Mandel) or other management employee of Premier or of any Premier subsidiary designated by the Board of Directors as a participating subsidiary shall be an "Eligible Employee" for purposes of this Plan. The Board of Directors shall have the power from time to time to select the particular Eligible Employees, or groups of Eligible Employees, to whom grants of options shall be made pursuant to this Plan.

4. OPTION PRICE

The option price applicable to each option granted pursuant to this Plan shall be fixed by the Board of Directors (or in a manner and within limits prescribed by the Board), but shall not be less than the fair market value of the shares covered by the option at the Date of Grant.

5. GRANTING OF OPTIONS

The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of options to buy Common Stock and shall fix the number of shares to be covered by each such option. Successive options may be granted to an Eligible Employee whether or not earlier options granted to such person remain unexercised. At the time of grant of each option, the Board shall specify the date (not earlier than the date on which the Board acts) on which such option grant shall become effective (herein referred to as the "Date of Grant"), and shall specify either
(a) that such option is granted subject to the payroll accumulation arrangements described in Section 6 below, or (b) that such option shall be evidenced by a stock option agreement in a form then or theretofore approved by the Board of Directors pursuant to Section 7 below.

6. PAYROLL ACCUMULATION ARRANGEMENTS

(a) This Section 6 will apply only to options that at the time of granting are specified by the Board of Directors as being subject to this Section 6.

(b) Promptly after each grant of an option to an Eligible Employee, Premier will notify such Eligible Employee of the grant and will specify a period of time (not exceeding 30 days) during which the Eligible Employee may deliver to Premier a written acceptance of such grant, in whole or in part, together with the payroll deduction authorization described below. If acceptable in part, such acceptance must cover a number of whole shares evenly divisible by five. If and to the extent that such acceptance and authorization are received by Premier within the specified period, the grant shall become effective as of the Date of Grant; any portion of the grant as to which such acceptance and authorization are not received within the specified period shall be non-effective and cancelled.

(c) Each acceptance of an option grant shall be accompanied by a written authorization by the Eligible Employee for approximately equal monthly payroll deductions to be made over a 60-month period commencing with the first day of the month following the month in which the Date of Grant occurs in a total amount equal to the total option price of the shares for which the option grant has been accepted. The purpose of such payroll deductions will be to accumulate funds for the exercise of accepted option grants, and the funds so accumulated shall be the property of the Eligible Employee and shall not bear interest. If so directed by any Eligible Employee, such payroll deductions may be satisfied by a transfer to such Eligible Employee's account under this Plan of any other funds of such Eligible Employee then being held by Premier which such Eligible Employee would then be entitled to receive upon demand. Any Eligible Employees may instruct Premier at any time to discontinue payroll deductions authorized under this paragraph and to pay to the Eligible Employee the funds accumulated to date and not applied to the exercise of options, but upon such instruction any remaining unexercised portion of the stock option to which such payroll deductions related shall be cancelled.

(d) Within 30 days after the end of the 12th, 24th, 36th, 48th and 60th months after the month in which the Date of Grant occurs as to any option, such option granted to the Eligible Employee on such Date of Grant shall become exercisable to the extent of one-fifth of the shares covered by the Eligible Employee's acceptance of such grant. The Eligible Employee shall be entitled to exercise, by appropriate notice to Premier, the applicable one-fifth portion so exercisable within such 30-day period after the end of the 12th, 24th, 36th, 48th or 60th month, respectively, following the month in which the Date of Grant of such option occurred. The Eligible Employee also shall be entitled to exercise, at any time during the period from the last such 30-day exercise period (after the end of such 60th month) up to and including the date which is the last day of the month preceding the sixth anniversary of the Date of Grant of such option, any previously unexercised portion as to which such a carryover is permitted in accordance with the terms and conditions herein set forth. In each case, such exercise is to be made solely through the application of funds accumulated by the Eligible Employee pursuant to the payroll deductions authorized pursuant to the preceding paragraph. Such right may be exercised in respect to the entire one-fifth of the shares or any portion thereof consisting of whole shares. The exercise or non-exercise of any one-fifth part of an option will have no effect upon any subsequent part or parts of such option or upon the continuance of authorized payroll deductions. To the extent any one-fifth part of an option is not exercised within the applicable 30-day exercise period when such one-fifth portion first becomes exercisable, (i) the Eligible Employee may elect that any accumulated funds not applied to such exercise be paid to him in cash, or (ii) Premier may elect (provided that such election is made with respect to all options granted subject to this Section 6 on the same Date of Grant) that such accumulated funds be paid to such Eligible Employee in cash, in either of which cases such one-fifth, to the extent not exercised within such 30-day period, will expire and be cancelled and such accumulated funds shall be paid to the Eligible Employee within 5 days after the expiration of such 30-day period. In the absence of either such election, such accumulated funds shall continue to be held by Premier and the unexercised portion of such one-fifth shall again be exercisable through the application of such funds during any subsequent exercise period pertaining to the same option until such one-fifth has been exercised in full but, to the extent such one-fifth is not exercised within any subsequent exercise period, the preceding sentence shall again be applicable. These provisions shall not in any circumstances permit the exercise of any option after the date which is the last day of the month preceding the sixth anniversary of the Date of the Grant.

(e) For the purpose of facilitating an Eligible Employee's decision whether or not to exercise his option, Premier shall deliver to him not later than 5 days after the end of each 12-month payroll accumulation period a notice advising him of his rights as described in the preceding paragraph and setting forth,
(i) the total funds accumulated during such 12-month period, (ii) the option price (per share and total) applicable to the one-fifth of optioned shares as to which the option is then exercisable, and (iii) the average of the closing sales prices of the Common Stock of Premier on the New York Stock Exchange over a period of 20 trading days ending not earlier than 10 days before the end of such 12-month period.

(f) An Eligible Employee shall become a shareholder of record with respect to shares purchased upon the exercise of a stock option as of the close of business on the date of exercise, and certificates for such shares shall be issued to him (registered in such name or names as he may request) as promptly as practicable thereafter.

(g) All outstanding options held by an Eligible Employee, to the extent not theretofore exercised, shall terminate on the date when the Eligible Employee shall no longer be employed by Premier or any Premier subsidiary, whether by reason of retirement, death, resignation, dismissal or otherwise, except in the following specified circumstances only. In cases where the Eligible Employee's employment with Premier terminates by reason of: (i) his retirement at normal retirement age under any retirement plan of Premier or any Premier subsidiary, or his retirement at an earlier age with the consent of the Board of Directors,
(ii) his Qualifying Disability (as hereinafter defined), or (iii) his death, the Eligible Employee or his duly authorized legal representative may exercise the entire unexercised balance of such Eligible Employee's option then outstanding during a period of one year from the date of such termination of employment, but in no event after the scheduled expiration of the option as provided in Section 6(d). In the circumstances in which an Eligible Employee is permitted to exercise the unexercised balance of his option in accordance with the preceding sentence, such Eligible Employee may use for such exercise funds accumulated by him pursuant to this Section 6 or other funds. For purposes of this Plan, a "Qualifying Disability" shall mean (i) a condition constituting a Disability, as defined in Premier Master Pension Plan B or C, for which an Eligible Employee participating in such pension plan has been determined to be entitled to receive a Disability Retirement Pension thereunder, or (ii) such other total and permanent disability as the Board of Directors hereafter may determine to include as a Qualifying Disability under this Plan, subject to receipt of satisfactory medical evidence and governmental disability determinations or to such other terms and conditions as the Board may deem appropriate.

(h) To the extent necessary to comply with any provision of the Internal Revenue Code under which particular options are intended to qualify, the Board of Directors may shorten the period during which options may be exercised and adjust the accumulation periods accordingly. If the Board of Directors shall so determine, options may be granted subject to this Section 6 which (i) provide that the commencement of monthly payroll deductions will be deferred until completion of already scheduled monthly payroll deductions pertaining to options previously granted subject to this Section 6, or (ii) become exercisable over a period of 120 months instead of the 60 months contemplated by paragraphs (c) and (d), and in such cases the Board shall prescribe appropriate adjustments in the exercise periods, the accumulation periods, and the portion of the options becoming exercisable in each exercise period. The Board of Directors in its discretion may also grant options pursuant to this
Section 6 which permit the option price to be paid, in whole or in part, by the transfer to Premier by an Eligible Employee of shares of Common Stock already owned by such Eligible Employee valued for this purpose at their fair market value at the time of exercise of such options. The notice by Premier pursuant to paragraph (b) of this Section 6 shall describe changes made pursuant to this paragraph (h).

7. STOCK OPTION AGREEMENT

The Board of Directors is authorized from time to time to approve forms of stock option agreements to evidence options granted hereunder that are not subject to Section 6, such stock option agreements to contain such terms and conditions not inconsistent with the other Sections of this Plan (not including
Section 6) as the Board in its discretion may determine.

8. TRANSFERABILITY

Rights of any Eligible Employee arising under this Plan may be transferred by the Eligible Employee only by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him.

9. ADJUSTMENTS

The Board of Directors shall make or provide for such adjustments in the option price and in the number or kind of shares of Premier's Common Stock or other securities covered by outstanding options as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result from (a) any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, stock rights offering or other change in the capital structure of Premier, or (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors shall also make or provide for such adjustments in the number or kind of shares of Premier's Common Stock or other securities which may be sold under this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in the preceding sentence. No adjustment provided for in this Section 9 shall require Premier to sell any fractional share, and the Board of Directors may provide in its discretion, exercised in good faith, either for the elimination of fractional shares (by rounding up or down to the next whole number) or settlement thereof in cash.

10. ADMINISTRATION OF THE PLAN

(a) This Plan shall be administered by the Board of Directors of Premier. All decisions by the Board concerning interpretation and application of this Plan and by way of settlement of any and all disputes that may arise under this Plan shall be final and binding upon Premier, its shareholders and Eligible Employees.

(b) The Board of Directors may from time to time delegate all or any part of its authority under this Plan to a committee, appointed by it, of not less than three members of the Board of Directors (the "Stock Option Committee"). A majority of the Stock Option Committee shall constitute a quorum, and the action of a majority of the members at a meeting at which a quorum is present, or acts approved unanimously in writing without a meeting, shall be the acts of such committee. No option shall be granted by the Stock Option Committee to any member of such committee except to the extent specifically authorized by the Board of Directors.


11. WITHHOLDING OF TAXES

If Premier shall be required to withhold federal, state or local income, social security or other taxes in respect of the granting or exercise of any option granted hereunder, Premier shall make appropriate and lawful arrangements for such withholdings or for payments by or on behalf of Eligible Employees in lieu of such withholdings, and may retain the share certificates to which Eligible Employees would otherwise be entitled upon exercise of their options until required withholdings or payments in lieu thereof have been made.


12. DEFINITIONS

As used in this Plan, the terms "parent" and "subsidiary" shall have the meanings ascribed to such terms in Section 425 of the Internal Revenue Code.


13. AMENDMENTS AND TERMINATION

This Plan may be amended from time to time or terminated at any time by the Board of Directors but (a) no such amendment or termination shall, without the consent of an Eligible Employee, adversely affect his rights or obligations in respect of any outstanding option held by such Eligible Employee without his consent, and (b) without further approval of the shareholders of Premier, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan (except that adjustments authorized by the last sentence of Section 9 shall not be limited by this provision), change Section 3 of this Plan or effect any other change that would cause grants under this Plan to cease to be qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


14. EFFECTIVE DATE

This Plan and the amendments refiected herein shall become effective as of June 6, 1995 (the "Effective Date"), if and when approved by Premier shareholders at the 1995 Annual Meeting of Shareholders or any adjournment thereof. Options granted before the Effective Date that remain outstanding thereafter shall continue to be governed by the terms of the 1973 Stock Option Plan for Management Employees as in effect at the time of grant of such options, without giving effect to the amendments effected in this Plan as of the Effective Date.

15. MISCELLANEOUS

(a) It is the intention that this Plan at all times fully satisfy the provisions and conditions of Rule 16b-3 under the Exchange Act applicable to a plan of this type ("Rule 16b-3"). Accordingly, anything herein to the contrary notwithstanding, to the extent that Rule 16b-3 at any time would require that decisions concerning the selection of Eligible Employees for option grants hereunder who are or become subject to reporting requirements of Section 16 of the Exchange Act, the timing, amounts, and other terms of such grants and the form of settlement thereof be made only by the Stock Option Committee, all such decisions by the Stock Option Committee shall be final and conclusive and not subject to reversal or modification by the Board of Directors.

(b) This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Stock Option Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

                                                                       EXHIBIT B


                           DIRECTOR STOCK OPTION PLAN


1. PURPOSE

The purpose of this Director Stock Option Plan (the "Plan") is to enhance the long-term success of Premier Industrial Corporation (the "Company") by providing an additional means to attract and retain able persons who are not employees to serve on the Board of Directors of the Company (the "Board") and by promoting the mutuality of interests between such directors and shareholders through ownership of the Common Stock of the Company, without par value ("Common Stock").


2. ELIGIBILITY

Each person who, as of any applicable date, is a member of the Board and is not an officer or employee of the Company or any of its subsidiaries and has not received any stock option grant under the 1973 Stock Option Plan for Management Employees, as amended, for at least one year preceding such date (each such person, but now and hereafter excluding Jack N., Joseph C. and Morton L. Mandel, being referred to herein as an "Eligible Director") shall be eligible to receive grants under the Plan of options covering shares of Common Stock ("Stock Options"). If an Eligible Director subsequently becomes an employee of the Company while remaining a member of the Board, then such person's eligibility for any future grants hereunder shall thereupon cease, but any Stock Options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.


3. SHARES SUBJECT TO THE PLAN

(a) General. Subject to adjustment as provided in Section 3(b) hereof, the total number of shares of Common Stock available for grant and reserved for issuance under the Plan while it is in effect shall not exceed 100,000. Such shares may be treasury shares or newly issued shares or a combination thereof, as may be determined from time to time by the Board or the Plan Committee (as defined in Section 7(a) hereof) or their designee. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired, surrendered or forfeited Stock Option granted hereunder shall be available in connection with future Stock Option grants hereunder.

(b) Adjustments. In the event of (i) any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, stock rights offering or other Change in the capital structure of the Company, or (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing, the Board or the Plan Committee shall make or provide for such adjustments in the number and kind of shares of Common Stock or other securities authorized by and reserved for issuance under the Plan and the number, kind and option price of shares of Common Stock or other securities subject to outstanding Stock Options, but not the number of shares subject to grants to Eligible Directors as provided in Section 4 hereof, as the Board or Plan Committee, in its discretion exercised in good faith, determines is equitably required to preserve the economic value of the shares subject to the Plan and to prevent dilution or enlargement of the rights of Optionees with respect to unexercised outstanding Stock Options; provided, however, that the number of shares subject to any Stock Option shall at all times be a whole number and that, as necessary to achieve that result, share amounts shall be rounded down to the nearest whole number.

4. STOCK OPTION GRANTS

(a) Annual Grants. On November 1 of each year following the effective date of the Plan, each person who then is an Eligible Director (regardless of whether newly elected, re-elected or retained as a Director at the most recent preceding Annual Meeting of Shareholders of the Company) shall automatically be granted a Stock Option to purchase 1,500 shares of Common Stock as of such date. Each such grant shall be evidenced by a notice thereof by the Company to each Eligible Director.

(b) Available Shares. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Eligible Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.


5. TERMS OF STOCK OPTIONS

Stock Options granted under the Plan shall be subject to the following additional terms and conditions:

(a) Option Price. The option price per share of Common Stock covered by a Stock Option shall be the fair market value of the Common Stock as of the date of grant, determined based on the closing price of Common Stock on the New York Stock Exchange on the date of grant or, if no shares of Common Stock were traded on such date, on the next preceding date on which shares of Common Stock traded ("Fair Market Value"), subject to adjustment pursuant to Section 3(b) hereof.

(b) Option Type. All Stock Options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

(c) Option Term. Each Stock Option shall expire six years after the date of grant, subject to earlier termination pursuant to Section 5(e) hereof.

(d) Exercisability. Each Stock Option shall become fully exercisable beginning on the first anniversary of the date of its grant, subject to Section 5(e) hereof.

(e) Termination upon Cessation of Service. If an Eligible Director ceases to be a member of the Board for any reason whatsoever, whether by reason of death, Qualifying Disability (as hereinafter defined), retirement, resignation or otherwise ("Termination of Directorship"), then any unexercised option, whether or not otherwise then exercisable on the date of such Termination of Directorship, may be exercised, in whole or in part, at any time within one year after such Termination of Directorship, but in no event after the expiration of the term of the Stock Option pursuant to Section 5(c) hereof. In such circumstances, the Stock Option may be exercised by the Eligible Director or the Eligible Director's legal representative (in the event of his or her death or Qualifying Disability). For purposes of the Plan, the term "Qualifying Disability" shall mean a physical or mental condition that prevents the Eligible Director from performing his or her duties as a member of the Board, and which is expected to be permanent or for an indefinite duration exceeding one year.

(f) Payment. Stock Options may be exercised and shares of Common Stock delivered only upon payment to the Company in full of the purchase price of the shares of Common Stock to be purchased by whole or partial exercise of the Stock Option.

Payment of the purchase price may, at the election of the Eligible Director, be made in (i) cash, (ii) previously acquired Common Stock, valued at its Fair Market Value on the date of exercise, or (iii) a combination thereof.

(g) Non-Transferability of Stock Options. No Stock Option or rights therein shall be assignable or transferable by any Eligible Director other than by will or by the laws of descent and distribution. All Stock Options shall be exercisable during the lifetime of any Eligible Director only by the Eligible Director or the duly authorized legal representative of such Eligible Director.


6. PLAN EFFECTIVE DATE AND DURATION

(a) Plan Effective Date. The Plan has been adopted by the Board on June 6, 1995 and shall become effective immediately following approval by the shareholders of the Company at the 1995 Annual Meeting of Shareholders or any adjournment thereof.

(b) Duration. The Plan will terminate on such date as no shares of Common Stock remain available for the grant of Stock Options under the Plan or at such earlier date as the Board may determine, subject to Section 8 hereof. Termination of the Plan will not affect any Stock Options then outstanding under the Plan.


7. PLAN ADMINISTRATION

(a) By Board or Plan Committee. The Plan shall be administered by the Board or by a Plan Committee (which need not consist of directors) duly appointed by the Board from time to time and having such powers as may be specified by the Board (the "Plan Committee"). The initial Plan Committee appointed by the Board of Directors as a part of its approval of the Plan shall consist of the Chairman of the Board, the Vice Chairman of the Board and the Vice President and General Counsel of the Company.

(b) Administrative Authority. The Board or the Plan Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, to interpret the terms and provisions of the Plan and any Stock Option granted hereunder (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. The determination of the Board or the Plan Committee on all matters relating to the Plan or any agreement relating thereto shall be conclusive and final. No member of the Board or the Plan Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option.

(C) Limitations. Notwithstanding the foregoing, the selection of Eligible Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as provided in the Plan, and neither the Board nor the Plan Committee shall have any discretion as to such matters. The Plan is intended to allow Eligible Directors to receive Stock Options without causing them to cease to be "disinterested persons," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule, in the form then applicable to the Company ("Rule 16b-3"), with respect to other stock options of the Company. To the extent that any provision of the Plan or action by the Board or the Plan Committee with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

8. PLAN AMENDMENT OR DISCONTINUANCE

The Board may amend or discontinue the Plan, but no amendment or discontinuation shall be made which would: (a) impair the rights of an Eligible Director under any outstanding Stock Option without the consent of such Eligible Director or his or her duly authorized legal representative, except such an amendment made to cause grants and other transactions under the Plan to qualify for the exemption provided by Rule 16b-3; or (b) disqualify grants and other transactions under the Plan from the exemption provided by Rule 16b-3. Notwithstanding the foregoing or any other term of the Plan, no amendment to the Plan may be made by the Board, without the approval of Company shareholders, which (i) changes the eligibility criteria for receipt of Stock Options under the Plan, (ii) changes vesting conditions, terms of exercisability, timing, amount or exercise price of Stock Options under the Plan, or (iii) materially increases the aggregate number of shares of Common Stock which may be issued under the Plan. In addition, no amendment shall be made without the approval of Company shareholders to the extent such approval is required by applicable law or agreement. If required to maintain qualification under Rule 16b-3, the Plan shall not be materially amended more often than once every six months, other than to comport with changes in the Code or the rules and regulations thereunder.


9. GENERAL PROVISIONS

(a) Non-Exclusive Benefit. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements applicable to members of the Board, including Eligible Directors.

(b) Direct Obligation. Benefits payable under the Plan to any person shall be satisfied directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment or satisfaction of, benefits under the Plan.

(c) No Right to Continue as Director. Nothing in the Plan, or any Stock Option granted under the Plan, shall confer any right on any person to continue as a director of the Company or affect in any manner the rights of the shareholders of the Company or the Board to elect and remove directors.

(d) Governing Law. The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Ohio, except with respect to its choice of law rules.

(e) Governing Exchange Act Rules. The Plan is intended to comply with and be subject to Rule 16b-3 under the Securities Exchange Act of 1934 as such Rule was in effect prior to May 1, 1991. The Plan Committee may elect at any time that the Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

(f) Securities Law Registration. The Company intends to register shares of Common Stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, once shareholder approval has been obtained. Unless and until the shares have been so registered, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. Any certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

    1. ELECTION OF DIRECTORS

       [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY
           (except as marked to the contrary below)     to vote for all nominees
                                                        listed below

           (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through his name below.)

PROXY     Edward B. Brandon   John C. Colman    William M. Hamilton   Jack N. Mandel     Morton L. Mandel
          Hugh Calkins        Scott S. Cowen    Bruce W. Johnson      Joseph C. Mandel   Philip S. Sims


    2. APPROVAL OF THE 1973 STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES, AS AMENDED AND RESTATED
       [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

    3. APPROVAL OF THE  DIRECTOR OPTION PLAN
       [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

    4. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK as independent auditors
       [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 BE SURE TO SIGN THE REVERSE SIDE OF THIS CARD

PREMIER INDUSTRIAL CORPORATION

4500 Euclid Avenue  -  Cleveland, Ohio 44103

The undersigned hereby appoints Howard P. Frank and Karen A. Vereb as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Common Stock of Premier Industrial Corporation held of record by the undersigned on August 11, 1995, at the Annual Meeting of Shareholders to be held at the Sheraton City Centre Hotel, 777 St. Clair Avenue, Cleveland, Ohio on October 10, 1995, or at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE OF THIS CARD BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR #1, #2, #3 AND #4.



                        Date:____________________________________, 1995

                        _______________________________________________

                        _______________________________________________
                                  Shareholder's Signature

                        Please sign exactly as your name appears at left. In signing as attorney, executor, administrator, trustee or guardian please give full title as such, and if signing for a corporation please give your title. When shares are in the name of more than one person, each should sign.

                        ---------------------------------------------------
                        | PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY | | CARD PROMPLTLY, USING THE ENCLOSED ENVELOPE |
                        ---------------------------------------------------